UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2009

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On October 29, 2009, Golden Phoenix Minerals, Inc. (the “Company”) entered into a modification letter agreement (the “Modification Letter”) dated October 26, 2009, with Crestview Capital Master, LLC (the “Lender”) with respect to the restructuring and amendment of that certain Bridge Loan and Debt Restructuring Agreement, and the exhibits attached thereto, dated January 30, 2009 (the “Agreement”). Such Agreement was previously reported on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on February 5, 2009 and attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2009.  The information set forth in the Company’s Current Report on Form 8-K filed on February 5, 2009 with respect to the Agreement is herein incorporated in its entirety.

Pursuant to the Modification Letter, the maturity date of the Bridge Note has been extended from November 6, 2009 to February 6, 2010, such extension evidenced by the Amended and Restated Bridge Loan Secured Promissory Note by and between the Company and the Lender, executed on October 29, 2009 and dated as of February 6, 2009 (the “Amended Bridge Note”).  Further, the Company and the Lender have entered into an Amended and Restated Debt Restructuring Secured Promissory Note, executed on October 29, 2009 and dated as of February 6, 2009 (the “Amended Debt Restructuring Note”), whereby the maturity date of the Debt Restructuring Note has been shortened from February 6, 2011 to August 6, 2010.  In addition, under the terms of the Amended Debt Restructuring Note, to the extent the Company, or any affiliate of the Company, obtains any proceeds from any form of debt or equity financing, the Amended Debt Restructuring Note will be subject to mandatory prepayment to the extent of 50% of the net proceeds so received by the Company or any of its affiliates.

Further, the provisions of the Debt Restructuring Warrants were modified pursuant to that certain Amended and Restated Debt Restructuring Warrant dated October 29, 2009 (the “Amended Debt Restructuring Warrants”).  Under the modified terms of the Amended Debt Restructuring Warrants, in the event the Company issues shares of common stock, convertible debt or equity, or warrants or options, at a price per share or convertible or exercisable at a price per share below the Warrant Price (as defined in the Amended Debt Restructuring Warrants), then the Warrant Price shall be reduced to the price per share of the common stock so issued or issuable, and the number of Warrant Shares (as defined in the Amended Debt Restructuring Warrants) shall be adjusted to the extent required to enable the Lender (or holder of the Amended Debt Restructuring Warrants) to acquire additional shares of common stock representing the same percentage of the shares issued and/or issuable as a result of the transaction as the number of Warrant Shares exercisable immediately prior to the transactions representing the number of shares of common stock issued and outstanding immediately prior to the transaction.

In connection with the Modification Letter and pursuant to the terms of the Amended Debt Restructuring Warrants, the Lender has agreed to waive the Company’s breach of its obligation to file a registration statement pursuant to Section 9 of the Agreement with respect to the securities issued thereunder (the “Registration Statement”).  Such waiver is contingent upon the Company’s filing of the Registration Statement on or prior to February 6, 2010.  In the event the Company has not filed the Registration Statement on or to prior to February 6, 2010, the Company has agreed to pay the Lender a sum of equal to $10,000 multiplied by every 30-day period beginning on May 8, 2010 (and a pro-rata portion thereof for any partial period) through the date of the filing of the Registration Statement.

In consideration of the Lender’s entrance into the Modification Letter, the Company has agreed to pay to the Lender (or the holder of the Amended Bridge Note) $50,000, such amount to be paid on the maturity date of the Amended Bridge Note.  All other terms of the Agreement, including without limitation, the Amended Security Agreement and the Mortgage that collectively secure the Company’s obligations under the Agreement, remain unchanged and in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   November 24, 2009                               By:  /s/ Robert P. Martin
Robert P. Martin
President

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